Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vista Gold Corp. (the “Company”) of our report dated March 13, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado

October 1, 2013